Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

Trident Digital Tech Holdings Ltd

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Class B ordinary shares, US$0.00001 par value per share, as represented by American Depositary Shares.	(1)	Other	266,900,714	$0.1138	$30,373,301.25	0.0001381	$4,194.55
Fees to be Paid	Equity	Class B ordinary shares, US$0.00001 par value per share, as represented by American Depositary Shares.	(2)	Other	71,475,408	$0.1138	$8,133,901.43	0.0001381	$1,123.29

Total Offering Amounts:							$38,507,202.68		5,317.84
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$5,317.84

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Offering Note(s)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the Class B ordinary shares, par value US$0.00001 per share of Trident Digital Tech Holdings Ltd (the “Registrant”), or Class B ordinary shares as represented by American Depositary Shares (the “ADSs”), registered hereby also include an indeterminate number of additional Class B ordinary shares to be issues as a result of share splits, stock dividends or similar transactions.

Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low trading prices ($0.94 and $0.88, respectively) of the Registrant’s ADSs as reported on the Nasdaq Capital Market on September 30, 2025.

The Registrant will not receive any proceeds from the sale of its ADSs by the selling shareholders.

Consists of 266,900,714 Class B ordinary shares represented by 33,362,589 ADSs, including (i) 104,000,000 Class B ordinary shares issued to the Tongxin Shareholders (as defined in this registration statement), (ii) 14,295,000 Class B ordinary shares issued to Streeterville Capital, LLC (“Streeterville”), and (iii) 148,605,714 Class B ordinary shares issued to the PIPE Purchasers (as defined in this registration statement). All 33,362,589 ADSs are to be offered for resale by the selling shareholders named in the prospectus contained in this registration statement.
(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the Class B ordinary shares, par value US$0.00001 per share of Trident Digital Tech Holdings Ltd (the “Registrant”), or Class B ordinary shares as represented by American Depositary Shares (the “ADSs”), registered hereby also include an indeterminate number of additional Class B ordinary shares to be issues as a result of share splits, stock dividends or similar transactions.

Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based upon the average of the high and low trading prices ($0.94 and $0.88, respectively) of the Registrant’s ADSs as reported on the Nasdaq Capital Market on September 30, 2025.

The Registrant will not receive any proceeds from the sale of its ADSs by the selling shareholders.

Consists of 71,475,408 Class B ordinary shares represented by 8,934,426 ADSs (the “Additional Registrable Shares”), to allow for the potential issuance of the Conversion Shares (as defined in this registration statement) to Streeterville upon its exercise of the right to convert all or a portion of the remaining balance of the applicable convertible promissory note’s purchase price into ADSs.

On August 7, 2025, the Registrant entered into a securities purchase agreement (the “Streeterville SPA”) and a first convertible promissory note (the “First Note”) with Streeterville, pursuant to which the Registrant agreed to issue and sell to Streeterville (1) the First Note in the principal amount of $1,100,000, convertible into ADSs on the terms and subject to the conditions set forth in the Streeterville SPA and the First Note, (2) a second convertible promissory note (the “Second Note”) in the principal amount of $1,080,000, convertible into ADSs on the terms and subject to the conditions set forth in the Streeterville SPA and the Second Note, and (3) 14,295,000 Class B ordinary shares (the “Pre-Delivery Shares”), in the aggregate consideration of (x) the First Note purchase price in the amount of $1,000,000 (the “First Note Purchase Price”) and (y) the Second Note purchase price in the amount of $1,000,000 (the “Second Note Purchase Price”), in both cases, minus the Pre-Delivery Shares issuance fees. Additionally, pursuant to the Streeterville SPA and the First Note, the Registrant agreed to file a registration statement with the SEC covering the resale of the Pre-Delivery Shares and the Conversion Shares to be issued to Streeterville. On August 7, 2025, the Registrant issued and sold the First Note to Streeterville, and Streeterville paid the First Note Purchase Price to the Registrant. On August 8, 2025, the Registrant issued and sold the Pre-Delivery Shares to Streeterville. The Registrant will issue the Second Note to Streeterville and Streeterville will pay the Second Note Purchase Price upon the effectiveness of this registration statement.

From the earlier of (i) 6 months after the applicable convertible promissory note’s purchase price is delivered and (ii) the effective date of this registration statement, until the remaining balance of the applicable convertible promissory note’s purchase price is paid in full, Streeterville has the right to convert all or a portion of the remaining balance of the applicable convertible promissory note’s purchase price into Conversion Shares according to the following formula: the amount of Conversion Shares will equal to the remaining balance of the applicable convertible promissory note’s purchase price being converted divided by the conversion price, and the conversion price will equal to the lowest volume weighted average price of the Registrant’s ADSs on the Nasdaq Capital Market during the 10-trading day period before the conversion date multiplied by 80%, less ADS issuance fees. According to the Streeterville SPA, the Registrant calculates the number of Additional Registrable Shares to be registered under this registration statement by dividing the combined original principal amounts of the First Note and the Second Note ($2,180,000.00) by the Floor Price ($0.244 per ADS).